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                                                                      EXHIBIT 12

                                  AMETEK, INC.
      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)





EARNINGS:                                                       1995                  1996                  1997
                                                           ----------------      ----------------      ----------------
        Income from continuing operations                          $36,884               $43,072               $50,264
        Income tax expense                                          21,721                23,310                27,930
        Interest expense - gross                                    20,317                19,660                18,499
        Capitalized interest                                          (142)                 (599)                 (318)
        Amortization of debt financing costs          (1)            1,221                   136                     -
        Interest portion of rental expense            (2)            1,552                 1,844                 1,944
                                                           ----------------      ----------------      ----------------
           Adjusted earnings                                       $81,553               $87,423               $98,319
                                                           ================      ================      ================


FIXED CHARGES:
        Interest expense, net of capitalized interest              $20,175               $19,061               $18,181
        Capitalized interest                                           142                   599                   318
        Amortization of debt financing costs          (1)            1,221                   136                     -
        Interest portion of rental expense            (2)            1,552                 1,844                 1,944
                                                           ----------------      ----------------      ----------------
           Fixed charges                                           $23,090               $21,640               $20,443
                                                           ================      ================      ================

        RATIO OF ADJUSTED EARNINGS TO
                                                           ================      ================      ================
            FIXED CHARGES                                             3.5x                  4.0x                  4.8x
                                                           ================      ================      ================




EARNINGS:                                                        1998                   1999
                                                            ----------------       ---------------
        Income from continuing operations                           $50,449               $60,768
        Income tax expense                                           26,909                33,693
        Interest expense - gross                                     24,121                25,396
        Capitalized interest                                           (462)                 (620)
        Amortization of debt financing costs          (1)                 -                     -
        Interest portion of rental expense            (2)             2,249                 2,307
                                                            ----------------       ---------------
           Adjusted earnings                                       $103,266              $121,544
                                                            ================       ===============


FIXED CHARGES:
        Interest expense, net of capitalized interest               $23,659               $24,776
        Capitalized interest                                            462                   620
        Amortization of debt financing costs          (1)                 -                     -
        Interest portion of rental expense            (2)             2,249                 2,307
                                                            ----------------       ---------------
           Fixed charges                                            $26,370               $27,703
                                                            ================       ===============

        RATIO OF ADJUSTED EARNINGS TO
                                                            ================       ===============
            FIXED CHARGES                                              3.9x                  4.4x
                                                            ================       ===============

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        (1)  Included in interest expense above after 1996.
        (2)  Estimated to be 1/3 of total rent expense.